Exhibit 5.1

CONYERS DILL & PEARMAN PTE. LTD.

9 Battery Road
#20-01 MYP Centre
Singapore 049910
T +65 6223 6006

conyers.com

6 May 2026

Matter No. 1017212

WEBUY GLOBAL LTD

35 Tampines Street 92

Singapore 528880

Dear Sir/Madam,

Re: WEBUY GLOBAL LTD (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on Form F-1 to be filed or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) under the Securities Act of 1933, as amended (the “Securities Act”) by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the prospectus forming a part of the Registration Statement (the “Prospectus”) through which Dogwood Partners (the “Selling Shareholder”) may offer and sell up to 50,200,000 class A ordinary shares of par value US$0.0000462 each in the capital of the Company (the “Class A Ordinary Shares”), comprising of (i) an aggregate of up to 50,000,000 Class A Ordinary Shares which may be issuable by the Company to the Selling Shareholder (the “Issuable Shares”) on the terms of the SPA (as defined below) and (ii) an aggregate of 200,000 Class A Ordinary Shares issued by the Company to the Selling Shareholder (the “Commitment Shares”, and together with the Issuable Shares, the “Offer Shares”) (the “Offering”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

1.1	a copy of the Registration Statement relating to the Offering;

1.2	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement which is in substantially final form; and

1.3	the ordinary share purchase agreement (the “SPA”) entered into by the Company and the Selling Shareholder dated 23 March 2026.

We have also reviewed copies of:

1.4	the written resolutions of all the directors of the Company passed on 23 March 2026 (the “Resolutions”);

1.5	the second amended and restated memorandum of association (the “Memorandum of Association”) and second amended and restated articles of association of the Company adopted on 8 March 2024 (the “M&As”);

1.6	the register of members of the Company certified by a director of the Company on 5 May 2026;

1.7	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 5 May 2026 (the “Certificate Date”); and

1.8	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the capacity, power and authority of each of the parties to the SPA, other than the Company, to enter into and perform its respective obligations under the SPA, and the due execution and delivery of the SPA by each party thereto;

2.4	the accuracy and completeness of all factual representations made in the SPA, the Registration Statement, the Prospectus and other documents reviewed by us;

2.5	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.6	that the Resolutions and other documents provided to us fairly and accurately presents the information and the matters referred to therein and there is nothing that has been omitted therefrom that would make the Resolutions or the other documents provided to us inaccurate or misleading in any respect;

2.7	that the M&As and the SPA will not be amended in any manner that would affect the opinions expressed herein;

2.8	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.9	that on the date of entering into the SPA and the date(s) of allotment (where applicable) and issuance of any of the Offer Shares, the Company is, and after entering into the SPA and any such allotment and issuance of the Offer Shares the Company is and will be able to, pay its debts;

2.10	that the Selling Shareholder will continue to be the holder of the number of Class A Ordinary Shares equal to the number of the Commitment Shares;

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2.11	that the Company will have sufficient authorized and unissued Class A Ordinary Shares to effect the issue of the Issuable Shares at the time of issuance;

2.12	that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for or purchase any of the Offer Shares;

2.13	that upon the issue of the Offer Shares, the Company has received or will receive consideration for the full issue price thereof which shall be equal to at least the par value of the Class A Ordinary Shares;

2.14	that neither the Company nor any of its shareholders is a sovereign entity of any state and none of them is a subsidiary, direct or indirect, of any sovereign entity or state;

2.15	the issuance and sale of and payment for the Offer Shares will be in accordance with the SPA and any other purchase, underwriting or similar agreement duly approved by the board of directors of the Company and/or, where so required, the shareholders of the Company, and the Registration Statement (including the Prospectus, any post-effective amendment thereto and any Prospectus supplement);

2.16	there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement and the SPA;

2.17	the Company has not taken any action to appoint a restructuring officer;

2.18	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with and declared effective by the Commission; and

2.19	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

3	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

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4.2	Based solely on our review of the register of members of the Company certified by a director of the Company on 5 May 2026, as at 5 May 2026, the Selling Shareholder was the registered holder of 200,000 Class A Ordinary Shares, and such Class A Ordinary Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3	When issued and paid for as contemplated in the Resolutions, the Registration Statement and the Prospectus and registered in the register of members of the Company, the Issuable Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Pte. Ltd.

Conyers Dill & Pearman Pte. Ltd.

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